Exhibit 99.2

Hubilu Real Estate Acquisition Company Acquires USC Student Housing Property

BEVERLY HILLS, CA—(Globe Newswire – October 2, 2018) - Hubilu Venture Corporation (“Hubilu” or the “Company”) (OTC PINK: HBUV), a publicly traded real estate consulting, asset management and business acquisition company, which specializes in acquiring student housing income properties and development/business opportunities located near USC and Metro stations in Los Angeles, announces that through its wholly owned subsidiary, Sunza Investments, LLC, (“Sunza”), it has acquired a student housing income property located at 3910 Wisconsin Avenue in Los Angeles. Property was purchased subject to first, second and third notes, secured by deeds of trust against the property. Management believes that this property fits perfectly into the Company’s target market, being one block - from USC campus and the Vermont/Exposition LA Metro subway station and directly in a major path of growth, addressing students’ desires to be close to entertainment and sports facilities. It is situated one block away from Exposition Park, home to the LA Memorial Coliseum and Banc of California Stadium, the Natural History Museum, California Science Center, and the new George Lucas Star Wars Museum. The property is located only 1.5 miles from LA Live, Staples Center and LA Convention Center and a short metro ride to downtown Los Angeles and the Fashion and Flower District. The Company announced earlier this year that it is now accepting rent payment from tenants using cryptocurrency. Cryptocurrencies being accepted are Bitcoin, Ethereum, Bitcoin Cash and Litecoin, and are processed on the Coinbase Blockchain.

A photo accompanying this announcement is available at:

David Behrend, Chief Executive Officer, commenting on the newest acquisition, The Company continues to see steady growth in 2018, adding to our student housing portfolio by acquiring another “value add” housing property. We feel confident that our investors will be pleased with our expansion efforts, as we continue to aggressively execute on our business plan to add assets and cash flow.”

About Hubilu Venture Corporation: Based in Beverly Hills, California, Hubilu Venture Corporation, a real estate consulting, asset management and acquisition corporation, is executing on its business plan, which besides consulting to real estate companies, is seeking to acquire student housing real estate and business opportunities in the niche markets of the USC campus area and the expanding urban transportation Metro stations facilitated by the development of the Los Angeles Metro/subway system. Hubilu, inspired by Strategic Growth Through Smart Ventures, which focuses on acquiring high path of growth real estate and business opportunities that it believes are recession proof and have limited downside risk, while offering upside potential in equity appreciation and cash flow. Hubilu Venture Corporation, a real estate consulting, asset management and acquisition corporation, is executing on its business plan, which besides consulting to real estate companies, is seeking to acquire student housing real estate and business opportunities in the niche markets of the USC campus area and the expanding urban transportation Metro stations facilitated by the development of the Los Angeles Metro/subway system. Hubilu, inspired by Strategic Growth Through Smart Ventures, which focuses on acquiring high path of growth real estate and business opportunities that it believes are recession proof and have limited downside risk, while offering upside potential in equity appreciation and cash flow.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Federal securities laws, concerning the future performance of our business, its operations and its financial performance and condition and potential selected offerings presented without the context of accompanying financial results. The comments of Mr. Behrend, statements regarding the potential acquisition of property and the characteristics of its wholly owned property are examples of forward-looking statements. A number of factors could cause Hubilu Venture Corporation’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for real properties; interest rate levels, the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or the costs may be greater than anticipated. This executed purchase contract is subject to various closing conditions, including but not limited to due diligence and satisfaction of audited results. These forward-looking statements include, among others, statements with respect to objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. These forward-looking statements are based on our current expectations. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. For further information on factors that could impact Hubilu Venture Corporation, reference is made to filings with the Securities and Exchange Commission.

Contact: Tracy Black

310.420.9599

tracy@hubilu.com

www.hubilu.com

TW: @hubiluventure

IG: hubiluventure